Exhibit 25(a)
____________________________________________________________________________
____________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                     __________________________________

                                  FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

  Check if an Application to Determine Eligibility of a Trustee Pursuant to
                              Section 305(b)___

                      HARRIS TRUST COMPANY OF NEW YORK
            (Exact name of trustee as specified in its charter)

             New York                                     13-4941093
(State of incorporation or organization                (I.R.S. employer
    if not a U.S. national bank)                      identification no.)

Wall Street Plaza, 88 Pine Street, 19th Floor
          New York, New York                                10005
(Address of trustee's principal executive offices)        (Zip code)


                             Mark F. McLaughlin
                      Harris Trust Company of New York
                Wall Street Plaza, 88 Pine Street, 19th Floor
                             New York, NY  10005
                               (212) 701-7602
          (Name, address and telephone number of agent for service)
                    ____________________________________

                           ENTERGY LOUISIANA, INC.
             (Exact name of obligor as specified in its charter)

             LOUSIANA                                      72-0245590
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                         identification number)


                           4809 Jefferson Highway
                             Jefferson, LA 70121
                               (504) 560-2734
                  (Address of principal executive offices)
                   ______________________________________

                            First Mortgage Bonds
                            (Title of Securities)
____________________________________________________________________________
____________________________________________________________________________

Item 1.        General Information.

          Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of New York
               33 Liberty Street, New York N.Y. 10045

               State of New York Banking Department
               2 Rector Street, New York, N.Y. 10006

      (b) Whether it is authorized to exercise corporate trust powers.

                The Trustee is authorized to exercise corporate trust powers.

Item 2.        Affiliations with the Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

               The obligor is not an affiliate of the trustee.

Item 4.        Trusteeships under Other Indentures.

                If  the  trustee  is  a  trustee  under
          another  indenture  under  which  any   other
          securities,  or certificates of  interest  or
          participation in any other securities, of the
          obligor   are   outstanding,   furnish    the
          following information:

      (a) Title of the securities outstanding under each such other indenture.

               All securities currently outstanding for
               which  Harris  Trust  Company  acts   as
               Trustee for Entergy Louisiana, Inc. are under the Trust Indenture, as amended, dated April 1, 1994.

          (b)   A  brief statement of the facts  relied
          upon as a basis for the claim that no conflicting interest within the meaning of
          Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                     The indenture to be qualified  and
               the   indenture(s)   referred   to    in
               paragraph A above are wholly unsecured and rank pari passu.

Item 16.       List of Exhibits.

      List below all exhibits filed as part of this statement of eligibility.

          A.    Copy  of  Organization  Certificate  of
          Harris Trust Company of New York to transact business and exercise corporate trust powers;
          attached hereto as Exhibit "A"

          B.    Copy of the existing By-Laws of  Harris
          Trust   Company  of  New  York;  incorporated
          herein by reference as Exhibit "B" filed with Form T-1 Statement, Registration No. 33-46118

          C.    The consent of the Trustee required  by
          Section   321(b)  of  the  Act;  incorporated
          herein by reference as Exhibit "C" with  Form
          T-1 Statement, Registration No. 33-46118

          D. A copy of the latest report of condition of Harris Trust Company of New York published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit "D"


                                 SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Harris Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 21st day of December, 1999.

                      HARRIS TRUST COMPANY OF NEW YORK


                            By:  /s/ Amy Roberts
                                Amy Roberts
                              Vice President

                                                    EXHIBIT "A", 1


                        STATE OF NEW YORK

                       BANKING DEPARTMENT

I, ROBERT H. McCORMICK, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE, pursuant to the provisions of Section 601-b of the New York Banking Law, an AGREEMENT AND PLAN OF MERGER, dated as of March 18, 1999, providing for the merger of the HARRIS TRUST COMPANY OF NEW YORK, New York, New York, with and into the BANK OF MONTREAL TRUST COMPANY, New York, New York, under the name BANK OF MONTREAL TRUST COMPANY, said merger to become effective upon the filing of the AGREEMENT AND PLAN OF MERGER in the office of the Superintendent of Banks.





WITNESS, my hand and official seal of the Banking Department at the City of New York, this 19th day of May in the Year of our Lord
                   one thousand nine hundred ninety-nine.

                          /s/ Robert H. McCormick
                       Deputy Superintendent of Banks

[SEAL]

                                                    EXHIBIT "A", 2


                        STATE OF NEW YORK

                       BANKING DEPARTMENT


WHEREAS on July 1, 1999 BANK OF MONTREAL TRUST COMPANY merged into itself HARRIS TRUST COMPANY OF NEW YORK.


WHEREAS BANK OF MONTREAL TRUST COMPANY submitted a Certificate of
Amendment to the Organization Certificate to authorize the amendment of the Certificate of Organization to change its name to HARRIS TRUST COMPANY OF NEW YORK.


WHEREAS, there appears to be no reasonable objection to such change of name:


NOW THEREFORE, I, ROBERT H. McCORMICK, Deputy Superintendent of
Banks of the State of New York, DO HEREBY CONSNET TO AND APPROVE
OF the aforementioned change of name to be effective July 1, 1999.





WITNESS, my hand and official seal of the Banking Department at the City of New York, this 30th day of September in the Year of our Lord
                   one thousand nine hundred ninety-nine.

                          /s/ Robert H. McCormick
                       Deputy Superintendent of Banks

[SEAL]

                                                    EXHIBIT "D"
                     STATEMENT OF CONDITION
                HARRIS TRUST COMPANY OF NEW YORK
                _________________________________

ASSETS

Due From Banks                                $4,209,001
                                              ----------
Investment Securities:
     State & Municipal                        11,138,164
     Other                                           100
                                              ----------
          Total Securities                    11,138,264

Loans and Advances
     Federal Funds Sold                        7,890,000
                                              ----------
          Total Loans and Advances             7,890,000

Premises and Equipment                           867,056
Other Assets                                   5,679,943
                                             -----------
                                               6,546,999
                                             -----------
          TOTAL ASSETS                       $29,784,264
                                             ===========

LIABILITIES

Other Liabilities                              2,882,378
                                              ----------
          TOTAL LIABILITIES                    2,882,378


CAPITAL ACCOUNTS

Capital Stock, Authorized, Issued and
     Fully Paid - 15,000 Shares of $100 Each   1,500,000
Surplus                                       17,322,188
Retained Earnings                              8,209,241
Equity - Municipal Gain/Loss                    (129,543)
                                             -----------
          TOTAL CAPITAL ACCOUNTS              26,901,886
                                             -----------
          TOTAL LIABILITIES
          AND CAPITAL ACCOUNTS               $29,784,264
                                             ===========

     I, Mark F. McLaughlin, Vice President, of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                         Mark F. McLaughlin
                         September 30, 1999

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declared that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
                         Sanjiv Tandon
                         Kevin O. Healy
                         Steven R. Rothbloom